Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of N7 Enterprises

Opinion on the Financial Statements

We have audited the accompanying balance sheets of N7 Enterprises as of December 31, 2022 and 2021, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company’s auditor since 2023

Lakewood, CO

December 8, 2023

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Audited financial statements of N7 Enterprises, Inc. for the years ended December 31, 2022 and December 31, 2021.

N7 Enterprises

Balance Sheet

	December 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and Cash Equivalents	$94,294	$—
Inventory	202,641	—
Total Current Assets	296,935	—
TOTAL ASSETS	$296,935	$—

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Credit Cards Payable	$113,860	$—
Total Current Liabilities	113,860	—
Total Liabilities	113,860	—

Stockholders’ Equity
Contributed Capital	265,367
Retained Earnings	(82,292)	—
Total stockholder’s equity	183,075	—
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$296,935	$—

The accompanying notes are an integral part of these audited financial statements.

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N7 Enterprises

Statements of Operations

	For the Years Ended December 31,
	2022	2021
Sales	$326,273	$—
Sales of Product Income	13,428	—
Cost of Goods Sold	(20,683)	—
Gross profit	319,018	—

Expenses:
Selling, General and Administrative Expenses	353,921	—
Legal and Professional Expenses	12,646	—
Total operating expenses	366,567	—

Operating loss	(47,549)	—

Other Income (Expense)
Miscellaneous Other Income (Expense)	(34,743)	—
Total Other Income (Expense)	(34,743)	—

Net Loss	$(82,292)	$—

The accompanying notes are an integral part of these audited financial statements.

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N7 Enterprises

Statement of Stockholders’ Equity

For the Year Ended December 31, 2021

	Retained Earnings	Total
	Amount	Amount
Balance, January 1, 2021	$—	$—
Owner Draws	—	—
Owner Investments	—	—
Net Loss	—	—
Balance, December 31, 2021	$—	$—

The accompanying notes are an integral part of these audited financial statements.

N7 Enterprises

Statement of Stockholders’ Equity

For the Year Ended December 31, 2022

	Retained Earnings	Total
	Amount	Amount
Balance, January 1, 2022	$—	$—
Owner Draws	(336,854)	(336,854)
Owner Investments	602,221	602,221
Net Loss	(82,292)	(82,292)
Balance, December 31, 2022	$183,075	$183,075

The accompanying notes are an integral part of these audited financial statements.

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N7 Enterprises

Statements of Cash Flows

	For the Years Ended December 31,
	2022	2021
Cash Flow From Operating Activities
Net Loss	$(82,292)	$—
Changes in working capital
Increase in Inventory	(202,641)	—
Increase in Credit Cards Payable	113,860	—
Net Cash Used in Operating Activities	(171,073)	—

Cash Flow From Investing Activities
Net Cash From Investing Activities	—	—

Cash Flow From Financing Activities
Funds Invested by Owner (net of Distributions)	265,367	—
Net Cash From Financing Activities	265,367	—

Net Change in Cash	94,294	—

Cash at Beginning of Period	—	—

Cash at End of Period	$94,294	$—

Net cash paid for:
Interest	$—	$—
Income Taxes	$—	$—

The accompanying notes are an integral part of these audited financial statements.

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